FOR IMMEDIATE RELEASE

Contact:
Bill Chatterton
MicroStrategy Incorporated
(703) 848-8600
IR@microstrategy.com


   MicroStrategy Provides Outlook and Financial Guidance Information

      VIENNA, Va., October 30, 2000 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of Intelligent E-Business(TM) software, today provided additional outlook and financial guidance information following its third quarter earnings call last week.

The following statements are subject to the risks and uncertainties described at the end of this press release.

 Third Quarter 2000 Results Discussion
      The Company (which is MicroStrategy in consolidation) reported revenues for the third quarter of $64.9 million, compared to $35.3 million in the same quarter last year, representing an 84% increase versus the prior year quarter and 29% sequential revenue growth versus the second quarter of 2000. In the third quarter of 2000, approximately 27% of sales were derived from International operations.
      The Company reported a net operating loss, which excludes certain charges, for the quarter of $29.9 million, or $0.37 per share. This compares with an operating loss of $12.8 million or $0.17 per share versus the prior year quarter. This result also represents a 30% improvement versus the comparable second quarter 2000 net operating loss of $42.8 million.
      The Company incurred several non-cash and other non-operating charges in the quarter. These charges, including a $113.7 million non-cash charge related to an estimate of the costs to settle the consolidated class action lawsuit and shareholder derivative action lawsuit (which charges may be adjusted in the future based on the then current fair market value of the instruments issued in the class action settlement), bring the net loss for the quarter to $170.4 million, or $2.13 per share. Other charges include goodwill and intangible asset amortization, restructuring and related charges, loss on investments, and preferred dividends.
      The third quarter restructuring charge was comprised of $6.2 million of cash charges and $4.6 million of non-cash charges. The restructuring was complete as of the end of the third quarter. Also in the third quarter, the Company wrote down the value of the Exchange Applications stock that it held resulting in a $9 million loss on investments.

 Outlook and Financial Guidance

Revenue Assumptions
      For 2000, MicroStrategy expects that consolidated full year revenue will increase by approximately 40 to 50% over the full year 1999. For the fourth quarter of 2000, Strategy.com revenue is expected to be comparable to what was recorded in aggregate for the first half of 2000. For 2001, MicroStrategy expects consolidated annual revenue growth to increase by approximately 40 to 50% over 2000 results. The Company expects that 5-10% of consolidated annual revenue in 2001 will be from Strategy.com and anticipates that almost all of this Strategy.com revenue in 2001 to be reported as services revenue, such as OEM fees. Overall revenue growth for the consolidated business will to a significant extent depend on market acceptance of the Company's technology and the business intelligence software market growing 30%, as currently expected.

Margin Assumptions
      For the fourth quarter of 2000, MicroStrategy believes that services gross margins will improve versus the third quarter 2000, moving the overall gross profit margin to an expected level of 59-63%. For 2001, MicroStrategy expects that the ratio of license revenue to service revenue will increase from the third quarter 2000 actual mix of 43% license and 57% services. Key factors that may impact this ratio include: the number of software licenses transactions that are accounted for under the percentage of completion method, the adoption rate of our new MicroStrategy 7 software platform and standardized pricing schedule, and total headcount in our services business.

Cost Assumptions
      For the balance of 2000, MicroStrategy expects that total worldwide headcount will remain essentially flat for the core business. The Company expects to reallocate personnel between functional areas to place greater emphasis on license revenue generation and attempt to achieve greater revenue on a per head basis.

Investment Activity
      On a year to date basis, MicroStrategy completed several large capital investment projects including the Strategy.com network operations centers, the Strategy.com Teradata back end database system and buildout of new operations and office facilities located at 1861 International Drive in Vienna, VA. For 2001, MicroStrategy does not expect to incur significant capital expenditures for new office facilities or operations. We believe the Strategy.com business has sufficient capacity to meet subscriber needs through the first half of 2001.
      In the third quarter of 2000, MicroStrategy made a $5 million minority investment in Price Interactive. The Company does not have any currently planned minority investments.

Operating Objectives
      The Company expects total costs to grow at a slower pace than revenues in 2001 as it puts costs in line with revenue. The Company's goal is to achieve breakeven in net operating income for the core business by the end of 2001, excluding amortization, preferred dividend costs, other non-cash operating expenses, and extraordinary items. The Strategy.com business is expected to continue to operate under its current model with more emphasis on OEM fee generation and less emphasis on affiliation fee revenue.
      During the third quarter of 2000, the Company had an average of
79.975 million total shares outstanding. This number is expected to increase 2-3% through the end of 2001 as a result of the exercise of stock options. This 2-3% increase does not include conversion of the Series A preferred shares to Class A common stock which would result in additional issuance of common shares or any securities issued in connection with class action litigation settlement.

About MicroStrategy Incorporated
      MicroStrategy is a leading worldwide provider of Intelligent E-Business(TM) software and related services. MicroStrategy's technology platform is creating a new generation of one-to-one e-business solutions that enable global 2000 organizations to build personal relationships with their partners, supply-chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. In addition to its industry leading technology, MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners.
      MicroStrategy has approximately 1000 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with more than 300 systems integrators, application development and platform partners.
      For more information, please visit MicroStrategy's Web site: http://www.microstrategy.com.

About Strategy.com
      Strategy.com(TM), a subsidiary of MicroStrategy(R) Incorporated, helps companies connect with their customers by delivering personalized, timely information to consumers via web, wireless and voice. Using advanced wireless technology, Strategy.com also allows users to access information using "smart" mobile phones. Strategy.com's suite of programming is syndicated through a network of more than 200 affiliates, including Verizon, Wall Street Journal Interactive,
EarthLink, Ameritrade, Belo Interactive, Metrocall, and USATODAY.com.

                                  ###

MicroStrategy, Intelligent E-Business, MicroStrategy 7, MicroStrategy eCRM 7, MicroStrategy 7M, MicroStrategy Web Business Analyzer, MicroStrategy eTrainer, MicroStrategy Agent, MicroStrategy Web, MicroStrategy Narrowcast Server, and Strategy.com are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy software and the Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.